                                                                   EXHIBIT 99.j1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 18 to Registration Statement No. 33-79482 on Form N-1A of American Century
Strategic Asset Allocations, Inc. of our reports dated January 14, 2004, appearing in the Annual Report of Strategic Allocation: Aggressive Fund,
Strategic Allocation: Conservative Fund, Strategic Allocation: Moderate Fund,
and EmVee Fund for the year ended November 30, 2003, in the Statement of
Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the captions "Other Service Providers" and
"Financial Statements" in such Statement of Additional Information and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are also part of this Registration Statement.

/s/ Deloitte & Touche LLP
---------------------------------
Deloitte & Touche LLP

Kansas City, Missouri
March 26, 2004